 Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement No. 333-128859 of The Procter & Gamble Company on Form S-8 of our report dated 27 March 2012, appearing in this Annual Report on Form 11-K of The Gillette Company Global Employee Stock Ownership Plan for the year ended 31 December 2011.

/s/ DELOITTE LLP
Newcastle upon Tyne, United Kingdom

27 March 2012